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                                   EXHIBIT 11

                            STATE STREET CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

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                                                        Three Months Ended
                                                             March 31,
(Dollars in millions, except per share data;
   shares in thousands)                                 1997         1996
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PRIMARY
      Average shares outstanding.................      80,668        81,642
      Common stock equivalents...................         887           619
                                                    ---------     ---------
      Primary shares outstanding.................      81,855        82,261
                                                    =========     =========

Net Income.......................................   $      86     $      70
                                                    =========     =========

Earnings per share - primary.....................   $    1.06     $     .85
                                                    =========     =========

FULLY DILUTED
      Average shares outstanding.................      80,668        81,642
      Common stock equivalents...................         887           697
      Assumed conversion of 7 3/4%...............
           convertible subordinated debentures...         549           557
                                                    ---------     ---------
      Fully diluted average shares outstanding...      82,104        82,896
                                                    =========     =========

Net income.......................................   $      86     $      70
                                                    =========     =========

Earnings per share - fully diluted...............   $    1.05     $     .84
                                                    =========     =========